Exhibit 99.3

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AT DECEMBER 30, 2018

(in thousands)

The following pro forma Consolidated Balance Sheet is presented as if the Company had acquired the Colorado Purchased Restaurants as of December 30, 2018. This unaudited pro forma Consolidated Balance Sheet should be read in conjunction with the unaudited pro forma Consolidated Statements of Operations and the Company's historical financial statements and notes thereto in the Company’s Annual Report on Form 10-K for the year ended December 30, 2018. The pro forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the Colorado Purchased Restaurants as of December 30, 2018, nor does it purport to present the future financial position of the Company.

ASSETS Current assets:	Consolidated Famous Dave's of America, Inc.	Cornerstar BBQ, Inc., Larkridge BBQ, Inc., Quebec Square BBQ, Inc., and Razorback BBQ, Inc.	Pro Forma Famous Dave's of America, Inc.
Cash and cash equivalents	$11,598	$(3,831)	$7,767
Restricted cash	842	-	842
Accounts receivable, net of allowance for doubtful accounts	4,300	(405)	3,895
Inventories	722	150	872
Prepaid income taxes and income taxes receivable	377	-	377
Prepaid expenses and other current assets	1,363	-	1,363
Total current assets	19,202	(4,086)	15,116

Property, equipment and leasehold improvements, net	10,385	1,902	12,287

Other assets:
Intangible assets, net	1,489	1,822	3,311
Goodwill	-	1,043	1,043
Deferred tax asset, net	5,747	-	5,747
Other assets	1,533	31	1,564
	$38,356	$712	$39,068

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt and financing lease obligations	$1,369	$-	$1,369
Accounts payable	3,765	-	3,765
Accrued compensation and benefits	808	-	808
Other current liabilities	2,970	250	3,220
Total current liabilities	8,912	250	9,162

Long-term liabilities:
Long-term debt, less current portion	2,411	-	2,411
Other liabilities	4,492	462	4,954
Total liabilities	15,815	712	16,527

Shareholders’ equity:
Common stock	91	-	91
Additional paid-in capital	7,375	-	7,375
Retained earnings	15,075	-	15,075
Total shareholders’ equity	22,541	-	22,541
	$38,356	$712	$39,068

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED

DECEMBER 31, 2017 AND THE THREE MONTHS ENDED MARCH 31, 2019

(in thousands)

The following Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2017, and the three months ended March 31, 2019, are presented as if the Company acquired the Colorado Purchased Restaurants as of the beginning of the first fiscal year presented. These unaudited pro forma Consolidated Statements of Operations should be read in conjunction with the audited Consolidated Statements of Operations and the Company’s historical financial statements and notes thereto in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.  Additionally, these statements should be read in conjunction with the unaudited pro forma Consolidated Balance Sheet and the Company’s historical financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. The pro forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the Colorado Purchased Restaurants at the beginning of each period presented, nor does it purport to present the future results of operations of the Company.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED

DECEMBER 31, 2017 AND THE THREE MONTHS ENDED MARCH 31, 2019

(in thousands)

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017:

Revenue:	Consolidated Famous Dave's of America, Inc. (1)	Cornerstar BBQ, Inc., Larkridge BBQ, Inc., Quebec Square BBQ, Inc., and Razorback BBQ, Inc. (2)		Pro Forma Adjustments		Pro Forma Famous Dave's of America, Inc.
Restaurant sales, net	$48,874	$17,064	$			$65,938
Franchise royalty and fee revenue	14,767	-		(796)	(3)	13,971
Licensing and other revenue	954	-		-		954
Total revenue	64,595	17,064		(796)		80,863

Costs and expenses:
Food and beverage costs	14,782	4,914				19,696
Labor and benefits costs	17,653	5,040				22,693
Operating expenses	14,658	3,369				18,027
Depreciation and amortization expenses	2,785	341				3,126
General and administrative expenses	14,634	2,278		(1,485)	(4)	15,427
Asset impairment, estimated lease termination charges and other closing costs, net	6,816	-				6,816
Net loss on disposal of property	70	-				70
Total costs and expenses	71,398	15,942		(1,485)		85,855

Income (loss) from operations	(6,803)	1,122		689		(4,992)

Other income (expense):
Interest expense	(661)	(51)		-		(712)
Interest income	22	-		-		22
Other expense, net	(82)	-				(82)
Total other expense	(721)	(51)		-		(772)

Income (loss) before income taxes	(7,524)	1,070		689		(5,765)

Income tax (expense) benefit	858	-		(201)	(5)	657

Net income (loss) from continuing operations	(6,666)	1,070		488		(5,107)
Net loss from discontinued operations, net of tax	(1,457)	-		-		(1,457)
Net income (loss)	$(8,123)	$1,070		$488		$(6,564)

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED

DECEMBER 31, 2017 AND THE THREE MONTHS ENDED MARCH 31, 2019

(in thousands)

Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2019:

Revenue:	Consolidated Famous Dave's of America, Inc. (1)	Cornerstar BBQ, Inc., Larkridge BBQ, Inc., Quebec Square BBQ, Inc., and Razorback BBQ, Inc. (2)	Pro Forma Adjustments		Pro Forma Famous Dave's of America, Inc.
Restaurant sales, net	$10,314	$2,099	$-		$12,413
Franchise royalty and fee revenue	3,204	-	(140)		3,064
Franchisee national advertising fund contributions	409	-	-		409
Licensing and other revenue	266	-	-		266
Total revenue	14,193	2,099	(140)		16,152

Costs and expenses:
Food and beverage costs	3,360	659	-		4,019
Labor and benefits costs	3,957	728	-		4,685
Operating expenses	3,169	499	-		3,668
Depreciation and amortization expenses	264	64	-		328
General and administrative expenses	2,517	260	(557)	(4)	2,220
National advertising fund expenses	409	-	-		409
Asset impairment, estimated lease termination charges and other closing costs, net	407	-	-		407
Net loss on disposal of property	(6)	-	-		(6)
Total costs and expenses	14,077	2,210	(557)		15,730

Income (loss) from operations	116	(111)	417		422

Other income (expense):
Interest expense	(71)	-	-		(71)
Interest income	54	-	-		54
Total other expense	(17)	-	-		(17)

Income (loss) before income taxes	99	(111)	417		405

Income tax (expense) benefit	(17)	-	-		(17)

Net income (loss)	$82	$(111)	$417		$388

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED

DECEMBER 31, 2017 AND THE THREE MONTHS ENDED MARCH 31, 2019

(in thousands)

Unaudited pro forma Consolidated Statements of Operations for the year ended December 31, 2017 and the three months ended March 31, 2019:

(1)	Reflects the Company’s historical operations for the period indicated as previously filed.
(2)	Reflects the operations of the Colorado Purchased Restaurants for the period indicated.
(3)	Represents the adjustment needed to back out royalties paid for the year ended December 31, 2017
(4)	Represents the adjustment needed to back out management fees paid and adding back transaction costs excluded from the interim period.
(5)	Represents tax expense at the Company’s 2017 effective tax rate.